UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 20, 2015, Xcel Energy Inc. (Company) held its 2015 Annual Meeting of Shareholders, at which our shareholders approved the Xcel Energy Inc. 2015 Omnibus Incentive Plan (2015 Plan). (See also Item 5.07 below.) The 2015 Plan provides for the grant of a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, performance units and other stock- and cash-based awards to eligible recipients, who may include employees of the Company and its subsidiaries and non-employee directors of the Company. A more detailed summary of the terms of the 2015 Plan is set forth in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 6, 2015. A copy of the 2015 Plan is incorporated by reference as Exhibit 10.01 to this Current Report on Form 8-K.

Because the 2015 Plan replaces for future grants the Stock Equivalent Plan for Non-Employee Directors (as amended and restated effective February 23, 2011) under which stock unit awards were previously made to non-employee directors of the Company, the Board of Directors approved a subplan under the 2015 Plan pursuant to which such stock unit awards may continue to be provided to the non-employee directors of the Company. This subplan became effective upon the approval of the 2015 Plan by the Company’s shareholders, and a copy of the subplan is filed as Exhibit 10.02 to this Current Report on Form 8-K.

The 2015 Plan also replaces for future grants the Company’s 2005 Long-Term Incentive Plan (as amended and restated effective February 17, 2010) under which equity-based awards have, in recent years, been made to employees of the Company and its subsidiaries. The Governance, Compensation and Nominating Committee approved a form of award agreement to be used under the 2015 Plan and pursuant to which awards of restricted stock units and performance shares may continue to be provided to key employees of the Company and its subsidiaries. A copy of the form of award agreement, including the related terms and conditions, is filed as Exhibit 10.03 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. held its 2015 annual meeting of shareholders on May 20, 2015. At the meeting shareholders:

·	elected all 11 directors nominated by the Board of Directors;

·	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2015 proxy statement;

·	approved the Company's 2015 Plan;

·	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; and

·	did not approve a shareholder proposal presented at the meeting on the separation of the role of Chairman and Chief Executive Officer.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Gail K. Boudreaux	348,157,974	4,965,137	3,090,657	68,401,930
Richard K. Davis	346,716,404	6,196,010	3,301,354	68,401,930
Ben Fowke	337,779,485	12,190,576	6,243,708	68,401,930
Albert F. Moreno	344,191,466	9,038,009	2,984,294	68,401,930
Richard T. O’Brien	345,703,544	8,188,032	2,322,193	68,401,930
Christopher J. Policinski	345,110,156	8,100,622	3,002,990	68,401,930
A. Patricia Sampson	344,269,958	8,980,327	2,963,484	68,401,930
James J. Sheppard	349,035,174	4,145,042	3,033,552	68,401,930
David A. Westerlund	349,006,209	4,122,416	3,085,143	68,401,930
Kim Williams	350,281,266	3,900,812	2,031,691	68,401,930
Timothy V. Wolf	350,219,805	4,018,611	1,975,352	68,401,930

Proposal 2 — Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
329,102,701	23,347,505	3,763,563	68,401,930

Proposal 3 — Approval of the 2015 Omnibus Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
326,156,187	26,297,640	3,759,942	68,401,930

Proposal 4 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015.

Votes For	Votes Against	Votes Abstained
416,424,306	6,127,380	2,064,012

Proposal 5 — Shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
70,014,549	282,546,500	3,652,719	68,401,930

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Number	Description

10.01
Xcel Energy Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Appendix A to Schedule 14A, Definitive Proxy Statement of Xcel Energy Inc. (File No. 001-03034) filed with the SEC on April 6, 2015).

10.02	Stock Equivalent Program for Non-Employee Directors of Xcel Energy Inc. (As First Effective May 20, 2015) under the Xcel Energy Inc. 2015 Omnibus Incentive Plan.

10.03
Form of Xcel Energy Inc. 2015 Omnibus Incentive Plan Award Agreement and Award Terms and Conditions (Restricted Stock Units and Performance Share Units) under the Xcel Energy Inc. 2015 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2015	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services

Exhibit Index

Number	Description

10.01
Xcel Energy Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Appendix A to Schedule 14A, Definitive Proxy Statement of Xcel Energy Inc. (File No. 001-03034) filed with the SEC on April 6, 2015).

10.02	Stock Equivalent Program for Non-Employee Directors of Xcel Energy Inc. (As First Effective May 20, 2015) under the Xcel Energy Inc. 2015 Omnibus Incentive Plan.

10.03
Form of Xcel Energy Inc. 2015 Omnibus Incentive Plan Award Agreement and Award Terms and Conditions (Restricted Stock Units and Performance Share Units) under the Xcel Energy Inc. 2015 Omnibus Incentive Plan.